SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): August 19, 1998



                   FIRST SIERRA FINANCIAL, INC.
      (Exact name of Registrant as specified in its charter)



    {PRIVATE               0-22525             76-0438432
    }Delaware         (Commission File        (IRS Employer
 (State or Other           number)           Identification
 Jurisdiction of                                  No.)
 Incorporation)



    Chase Tower, Suite 7050, 600 Travis Street, Houston, Texas77002

             (Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code:  (713) 221-8822

ITEM 9.  OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On August 19, 1998, First Sierra Financial, Inc. (the "Company") acquired all of the outstanding shares of capital stock of Booker Montague Leasing Limited, a company incorporated in England and Wales, in exchange for $2,000,000 cash and 80,200 shares of common stock, par value $.01 per share, of the Company. The value of the Company's shares for the purpose of the exchange was $24.9375 per share. The offering and issuance of the Company's shares was effected pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The stock purchase agreement entered into among the parties to the transaction was executed and the closing of the transaction occurred in England. The former shareholders of Booker Montague Leasing Limited are restricted from transferring the Company's shares received in the transaction into the U.S. for one year and the certificates representing such shares bear a legend to that effect.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of September, 1998.

FIRST SIERRA FINANCIAL, INC.



By:  /s/ Sandy B. Ho
     -----------------------------
     Name:  Sandy B. Ho
     Executive Vice President and
        Chief Financial Officer


                              INDEX TO EXHIBITS

10.1 Stock Purchase Agreement, dated as of August 19, 1998, by and among First Sierra Financial, Inc., John D. Baird and Philip I. Lewis.